Registration No. 333-63154

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PEGASUS COMMUNICATIONS CORPORATION
(now known as Xanadoo Company)
(Exact name of Registrant as Specified in its Charter)

Delaware	23-3070336

(State or Other Jurisdiction of Incorporation of Organization)	(I.R.S. Employer Identification Number)
c/o Pegasus Communications Management Company
225 City Line Avenue, Suite 200, Bala Cynwyd, PA 19004
(Address of Principal Executive Offices) (Zip Code)
Pegasus Communications Corporation
2001 Employee Stock Purchase Plan
(Full Title of Plans)
Marshall W. Pagon, President and Chief Executive Officer
c/o Pegasus Communications Management Company
225 City Line Avenue, Suite 200, Bala Cynwyd, PA 19004
(610) 934-7000
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies To:

Scott A. Blank	Michael B. Jordan
c/o Pegasus Communications Management Company	Drinker Biddle & Reath LLP
225 City Line Avenue, Suite 200	One Logan Square
Bala Cynwyd, PA 19004	18th and Cherry Streets
(610) 934-7000	Philadelphia, PA 19103-6996
(215) 988-2700

     The undersigned registrant hereby removes from registration all unsold securities previously registered under this registration statement.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Bala Cynwyd, Pennsylvania, on this 27 day of June, 2007.

PEGASUS COMMUNICATIONS CORPORATION (now known as Xanadoo Company)
By:	/s/ Scott A. Blank
Scott A. Blank, Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated, on this 27 day of June, 2007.

Signature	Title	Date
/s/ Marshall W. Pagon	President, Chief Executive Officer	June 27, 2007
Marshall W. Pagon	and Chairman of the Board
(principal executive officer)

/s/ Howard E. Verlin	Executive Vice President	June 27, 2007
Howard E. Verlin	(principal financial officer) and director

/s/ Andrew Smith	Vice President of Finance	June 27, 2007
Andrew Smith	(principal accounting officer)

/s/ Rory J. Lindgren	Director	June 27, 2007
Rory J. Lindgren

	Director	June ___, 2007
Mary C. Metzger

	Director	June ___, 2007
Robert T. Slezak

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